Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 27, 2008, accompanying the consolidated financial statements included in the Annual Report of Compliance Systems Corporation and Subsidiaries on Form 10-KSB for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of Compliance Systems Corporation on Form SB-2 (Registration No. 333-134092).

HOLTZ RUBENSTEIN REMINICK LLP

Melville, New York
March 27, 2008